SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 15, 1996
                                                        -----------------

                               Pharmos Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                     0-11550                  36-3207413
     -----------------        ----------------------     ----------------------
     (State or other          Commission File Number       (I.R.S. Employer
     jurisdiction of                                     Identification Number)
     incorporation or
     organization

                      2 Innovation Drive, Alachua, FL 32615
               ---------------------------------------------------
               (Address of principal executive offices) (zip code)

                                 (904) 462-1210
               ---------------------------------------------------
               (Registrant's telephone number including area code)

                                      None
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 5    Other Events

     Pharmos Corporation (the "Company") has received a favorable ruling from the New York Supreme Court granting the Company's motion for a preliminary injunction enjoining Dr. Nicholas Bodor from taking any steps to terminate or interfere with the Company's rights under its License Agreement with Dr. Bodor relating to its ophthalmic anti-inflammatory drug, Loteprednol Etabonate ("Lotemax TM"). In addition, the Court denied Dr. Bodor's motion to dismiss the action for lack of personal jurisdiction. The Court's ruling was in an action commenced by the Company in Supreme Court, New York County, on October 27, 1995.

     In its Memorandum Decision, the Court found that "Pharmos has demonstrated a likelihood of success on the merits," and held that Dr. Bodor "has not demonstrated that the License Agreement prohibits the co-marketing of a product that contains a licensed product, as opposed to the marketing of the licensed product itself." The Court also instructed the parties to submit a proposed order implementing the terms of the Court's Memorandum Decision and affidavits regarding an appropriate undertaking (bond) by the Company pending a final determination of the action.

                               SIGNATURE PAGE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PHARMOS CORPORATION

Date:  February 15, 1996            /s/ S. Colin Neill
      ------------------            ------------------------------------
                                        S. Colin Neill
                                        Acting Chief Financial Officer